EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Centrue Financial Corporation (formerly known as UnionBancorp, Inc.) 2003 Stock Option Plan of our report dated March 19, 2007, on the consolidated financial statements of Centrue Financial Corporation, which report is included in Form 10-K for Centrue Financial Corporation for the year ended December 31, 2006.

/s/Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Oak Brook, Illinois
August 27, 2007